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                                                                     EXHIBIT 4.3

FORM OF STOCK CERTIFICATE
-------------------------

                         [PINNACLE HOLDINGS INC. LOGO]

                            PINNACLE HOLDINGS INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK
   NUMBER                                                        SERIES

_________________                                                _______________

THIS CERTIFICATE IS TRANSFERABLE                                 CUSIP _________
     IN _________________


THIS CERTIFIES THAT



IS THE HOLDER OF

   FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF PINNACLE HOLDINGS INC. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                            PINNACLE HOLDINGS INC.
                                    [SEAL]


Secretary                                                              President


Countersigned and Registered
     ______________________
     Transfer Agent and Registrar,
     Authorized Signature


LEGEND:

The shares represented by this certificate are subject to restriction on transfer and ownership for the purpose of the corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject
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to certain further restrictions and except as expressly provided in the corporation's certificate of incorporation, as amended, any transfer of any share of capital stock of the corporation will be void and of no legal effect if such transfer would result in (i) the ownership by five or fewer individuals of more than fifty percent of the aggregate value of all shares of capital stock of the corporation or (ii) beneficial ownership of all shares of common stock would be held by less than 100 persons. Any shares of capital stock purported to be transferred in violation of these restrictions will be automatically transferred to the corporation, as trustee, for the benefit of one or more charitable beneficiaries. A copy of the corporation's certificate of incorporation, as amended, including the foregoing restrictions on transfer, will be sent without charge to each stockholder who so requests.